UNITED STATES
               SECURITIES AND EXCHANGE COMMISSION
                     WASHINGTON, D.C. 20549

                            FORM 8-K


                         CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

                 Date of Report: January 6, 2005

                         _______________

                       EOG RESOURCES, INC.
     (Exact name of registrant as specified in its charter)


         Delaware              1-9743           47-0684736
      (State or other        (Commission     (I.R.S. Employer
       jurisdiction             File       Identification No.)
    of incorporation or        Number)
       organization)


         333 Clay
        Suite 4200                                77002
      Houston, Texas                            (Zip code)
   (Address of principal
    executive offices)


                          713/651-7000
      (Registrant's telephone number, including area code)


Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions.

[ ] Written communications pursuant to Rule 425 under the
    Securities Act (17 CFR 230.425)
[ ] Soliciting material pursuant to Rule 14a-12 under the
    Exchange Act (17 CFR 240.14a-12)
[ ] Pre-commencement communications pursuant to Rule 14d-2(b)
    under the Exchange Act (17 CFR 240.14d-2(b))
[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))




EOG RESOURCES, INC.

Item 7.01  Regulation FD Disclosure.

I.   2004 Fourth Quarter Financial Commodity Contracts

     For the fourth quarter of 2004, EOG anticipates a gain of $2.8 million on mark-to-market financial commodity collar and price swap contracts compared to a loss of $43.1 million for the prior year period. During the fourth quarter of 2004, the net cash outflow related to settled natural gas financial collar contracts, premium payments associated with certain natural gas financial collar contracts and settled natural gas financial price swap contracts was $12.7 million compared to a net cash inflow related to settled natural gas financial collar contracts, premium payments associated with certain natural gas financial collar contracts and settled natural gas and crude oil financial price swap contracts of $1.2 million for the prior year period.

II.  2005 Natural Gas Financial Collar Contracts and Natural
Gas and Crude Oil Financial Price Swap Contracts

     With the objective of enhancing the certainty of future revenues, from time to time EOG enters into New York Mercantile Exchange related financial commodity collar and price swap contracts. In addition to these financial transactions, EOG is a party to various physical commodity contracts for the sale of hydrocarbons that cover varying periods of time and have varying pricing provisions. The financial impact of these various physical commodity contracts is included in revenues at the time of settlement, which in turn affects average realized hydrocarbon prices.

     EOG has not entered into any additional natural gas financial collar contracts or natural gas or crude oil financial price swap contracts since EOG filed its Quarterly Report on Form 10-Q on October 28, 2004, which provided an update of all such financial contracts as of that date. EOG accounts for these collar and price swap contracts using the mark-to-market accounting method.


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III. Forward-Looking Statements

     This document includes forward-looking statements within the meaning of Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934. Forward-looking statements are not guarantees of performance. Although EOG believes its expectations reflected in forward-looking statements are based on reasonable assumptions, no assurance can be given that these expectations will be achieved. Important factors that could cause actual results to differ materially from the expectations reflected in the forward-looking statements include, among others: the timing and extent of changes in commodity prices for crude oil, natural gas and related products, foreign currency exchange rates and interest rates; the timing and impact of liquefied natural gas imports and changes in demand or prices for ammonia or methanol; the extent and effect of any hedging activities engaged in by EOG; the extent of EOG's success in discovering, developing, marketing and producing reserves and in acquiring oil and gas properties; the accuracy of reserve estimates, which by their nature involve the exercise of professional judgment and may therefore be imprecise; the availability and cost of drilling rigs, experienced drilling crews and tubular steel; the availability of pipeline transportation capacity; the extent to which EOG can replicate on its other Barnett Shale acreage the results of its most recent Barnett Shale wells; the results of wells yet to be drilled that are necessary to test whether substantial Barnett Shale acreage positions in Erath, Somervell, Hood, Jack, Palo Pinto and Hill Counties, Texas, contain suitable drilling prospects; whether EOG is successful in its efforts to more densely develop its acreage in the Barnett Shale and other production areas; political developments around the world; acts of war and terrorism and responses to these acts; and financial market conditions. In light of these risks, uncertainties and assumptions, the events anticipated by EOG's forward-looking statements might not occur. EOG undertakes no obligations to update or revise its forward-looking statements, whether as a result of new information, future events or otherwise.

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                            SIGNATURE

     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

                                 EOG RESOURCES, INC.
                                 (Registrant)



Date: January 6, 2005        By: /s/TIMOTHY K. DRIGGERS
                                 Timothy K. Driggers
                                 Vice President and Chief
                                  Accounting Officer
                                 (Principal Accounting Officer)


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